--------------------------------------------------------------------------------

                            STOCK PURCHASE AGREEMENT

                                  by and among

                        COLLAGENEX PHARMACEUTICALS, INC.

                     OCM PRINCIPAL OPPORTUNITIES FUND, L.P.

                                       and

                           THE PURCHASERS NAMED HEREIN


                           Dated as of March 19, 1999


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


                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

ARTICLE I  SALE AND PURCHASE OF SECURITIES...................................1
      1.1  Sale and Purchase of Preferred Stock..............................1
      1.2  Closing...........................................................2
ARTICLE II  REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................3
      2.1   Certificate of Incorporation Stock...............................3
      2.2   Issuance of Series D Preferred Stock and Reservation of
             Reserved Shares.................................................3
      2.3   Organization and Qualification...................................3
      2.4   Capitalization...................................................4
      2.5   Authority Relative to this Agreement.............................5
      2.6   Absence of Certain Changes.......................................5
      2.7   Reports..........................................................6
      2.8   Financial Reports................................................7
      2.9   No Violation; Consents and Approvals.............................7
      2.10  Brokerage Fees and Commissions...................................8
      2.11  Litigation.......................................................8
      2.12  Absence of Changes in Benefit Plans..............................8
      2.13  ERISA Compliance.................................................8
      2.14  Taxes...........................................................11
      2.15  Permits; Environmental Matters..................................11
      2.16  Contracts; Debt Instruments.....................................12
      2.17  Title to Properties.............................................13
      2.18  Intellectual Property...........................................14
      2.19  Certain Agreements..............................................14
      2.20  Indemnification Claims..........................................14
      2.21  Antitakeover Statute; Shareholder Protection Rights Agreement...14
      2.22  Protective Agreements...........................................15
      2.23  Other Agreements Containing Non-Disclosure and Non-Competition
             Provisions.....................................................15
      2.24  Patents.........................................................16
      2.25  Related Transactions............................................16
      2.26  Amendments to Certificate of Incorporation......................16
      2.27  Public Announcements............................................16
      2.28  Use of Proceeds.................................................17
      2.29  S-8 Amendment...................................................17
      2.30  Disclosure......................................................17
ARTICLE III  REPRESENTATIONS AND WARRANTIES OF INVESTOR AND PURCHASERS......17
      3.2  Authority Relative to this Agreement; No Conflict................18
      3.4  Investment Intent................................................18
      3.4  Purchasers' Counsel..............................................18
      3.5  Economic Risk....................................................18
      3.6  Additional Representations.......................................19

ARTICLE III-A COVENANTS.....................................................19
      3A.1  Conduct of Business of the Company..............................19
      3A.2  Existence; Maintenance of Property..............................21
      3A.3  No Solicitation.................................................21
      3A.4  Access to Information...........................................21
      3A.5  Proxy Statement and Stockholder Meeting.........................22
      3A.6  NASDAQ Listing..................................................22
      3A.7  Reasonable Best Efforts.........................................22
      3A.8  Shareholder Litigation..........................................23
      3A.9  Financial Reports...............................................23
ARTICLE IV  CONDITIONS TO CLOSING...........................................25
      4.1  Conditions to Investor's Obligations for Closing.................25
      4.2  Conditions to the Company's Obligations for the Closing..........27
ARTICLE V  INDEMNIFICATION..................................................27
      5.1  Indemnification by the Company...................................27
      5.2  Indemnification by Investor and Purchasers.......................27
      5.3  Procedure for Indemnification....................................28
      5.4  Procedure for Indemnification....................................29
ARTICLE VI  MISCELLANEOUS...................................................29
      6.1  Termination; Effect of Termination; Expenses.....................29
      6.2  Extension; Waiver................................................30
      6.3  Entire Agreement; Assignment.....................................30
      6.4  Enforcement of the Agreement; Governing Law; Jurisdiction........30
      6.5  Validity.........................................................31
      6.6  Notices..........................................................31
      6.7  Descriptive Headings.............................................33
      6.8  Parties in Interest..............................................33
      6.9  Counterparts.....................................................33
      6.10  Amendment.......................................................33
      6.11  Survival........................................................33
      6.12  Certain Definitions.............................................34

                                    EXHIBITS

Exhibit A     Certificate of Designation, Preferences and Rights of Series D
              Cumulative Convertible Preferred Stock
Exhibit B-1   Opinion of Counsel to the Company
Exhibit B-2   Opinion of Patent Counsel to the Company
Exhibit C     List of Purchasers
Exhibit D     Stockholders and Registration Rights Agreement
Exhibit E     Notice Information for Purchasers

                                    SCHEDULES

Schedule 2.3(a)    List of Jurisdictions for Foreign Qualification
Schedule 2.4(c)    List of Holders of Option Shares; List of Holders
Schedule 2.4(d)    Warrants, Options, etc.
Schedule 2.6       Certain Changes
Schedule 2.12      Absence of Changes in Benefit Plans
Schedule 2.13      List of Benefit Plans
Schedule 2.15      Permits; Environmental Matters
Schedule 2.16(a)   Material Contracts
Schedule 2.16(b)   Indebtedness
Schedule 2.16(c)   Agreements Involving the Payment of $50,000 or More per Year
Schedule 2.18      Intellectual Property
Schedule 2.19      Contracts that Limit the Company's Ability to Compete
Schedule 2.22      Protective Agreements with Directors, Officers and Employees
Schedule 2.23      Other Agreements Containing Non-Disclosure and
                   Non-Competition Provisions
Schedule 3A.1      Conduct of Business of the Company

                                  DEFINED TERMS

affiliate...................................................................34
Agreement....................................................................1
associate...................................................................34
beneficial owner............................................................34
Budget......................................................................24
Closing......................................................................2
Closing Date.................................................................2
COBRA........................................................................9
Code.........................................................................8
Common Stock.................................................................1
Company......................................................................1
confidential information....................................................15
control.....................................................................34
DGCL.........................................................................8
Employee Benefit Plans.......................................................8
Environmental Laws..........................................................11
Environmental Permits.......................................................12
ERISA........................................................................8
Exchange Act.................................................................6
Foundation..................................................................16
fully diluted...............................................................34
Governmental Entity..........................................................7
Hazardous Substance.........................................................12
indemnified party...........................................................28
Intellectual Property.......................................................13
Investor.....................................................................1
Investor Purchase Price......................................................1
Liens........................................................................3
Loss........................................................................27
Material Adverse Effect.....................................................34
NASDAQ.......................................................................1
NCA.........................................................................14
NDA.........................................................................14
NYSE........................................................................22
Opinion of the Company's Counsel............................................26
Opinion of the Company's Patent Counsel.....................................26
Patent Agreements...........................................................16
person......................................................................35
Protective Agreements.......................................................14
Proxy Statement.............................................................22
Purchaser Purchase Price,....................................................2
Related Transactions........................................................16
S-8 Amendment...............................................................17

SEC Documents................................................................6
Securities Act...............................................................6
Series D Certificate of Designation.........................................16
Series D Preferred Stock.....................................................1
Shareholder Protection Rights Agreement.....................................14
subsidiary..................................................................35
Taxes.......................................................................11
Third Party Claim...........................................................28
Total Purchase Price.........................................................2

                            STOCK PURCHASE AGREEMENT



          THIS IS A STOCK PURCHASE AGREEMENT, dated as of March 19, 1999 (the "Agreement."), by and between COLLAGENEX PHARMACEUTICALS, INC., a Delaware corporation, having its principal office at 301 South State Street, Newtown, Pennsylvania 19940 (the "Company"), OCM PRINCIPAL OPPORTUNITIES FUND, L.P., a Delaware limited partnership, having its principal office at c/o Oaktree Capital Management, LLC, 333 South Grand A5venue, 28th Floor, Los Angeles, California 90071 (the "Investor") and the persons named on Exhibit C to this Agreement (individually a "Purchaser" and collectively the "Purchasers").

                                   BACKGROUND
                                   ----------

          WHEREAS, the Company currently has issued and outstanding 8,587,204 shares of Common Stock, par value one-cent ($0.01) per share ("Common Stock"). The Company's Common Stock is currently traded on the Nasdaq National Market ("NASDAQ").

          WHEREAS,  the  Company is engaged in the  business of  developing  and
commercializing   innovative   proprietary   therapies   for  the  treatment  of
periodontal disease and other pathologies;

          WHEREAS, the Company intends to issue the Series D Cumulative Convertible Preferred Stock, one-cent ($0.01) par value ("Series D Preferred Stock"); and

          WHEREAS, Investor and Purchasers desire to purchase the Series D Convertible Preferred Stock, subject to the terms and conditions contained herein.

                                      TERMS
                                      -----

          NOW, THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                         SALE AND PURCHASE OF SECURITIES
                         -------------------------------

1.1   SALE AND PURCHASE OF PREFERRED STOCK.

               (a) Subject to the terms and conditions set forth herein, at the Closing (as defined in Section 1.2(a)), the Company will issue and sell to Investor, and Investor will purchase from the Company, One Hundred Seventy-Seven Thousand (177,000) shares of the Series D Preferred Stock. The aggregate purchase price for the Series D Preferred Stock being purchased hereunder is Seventeen Million Seven Hundred Thousand Dollars ($17,700,000) (the "Investor Purchase Price").

               (b) Subject to the terms and conditions set forth herein, at the Closing, the Company will issue and sell to each Purchaser, and each Purchaser will purchase from the Company, the number of shares of Series D Preferred Stock set forth beside the name of each Purchaser on Exhibit C hereto. The aggregate purchase price for the Series D Preferred Stock being purchased by each Purchase is set forth on Exhibit C hereto (the "Purchaser Purchase Price," and together with the Investor Purchase Price, the "Total Purchase Price").

               (c) The total number of shares of Series D Preferred Stock to be purchased from the Company by Investor is One Hundred Seventy-Seven Thousand (177,000) and the total number of shares of Series D Preferred Stock to be purchased from the Company by each Purchaser is set forth on Exhibit C hereto. The per share purchase price for the Series D Preferred Stock to be paid by Investor and each Purchaser pursuant to this Section 1.1 is One Hundred Dollars ($100) per share. At Closing, Investor shall pay the Investor Purchase Price for the shares of Series D Preferred Stock purchased by Investor hereunder, and each Purchaser shall pay the Purchaser Purchase Price for the shares of Series D
Preferred Stock purchased by such Purchaser, by wire transfer of immediately available funds to an account designated by the Company not less than two (2) business days prior to Closing.

          1.2   CLOSING.

               (a) The closing of the purchase and sale of the shares of Series D Preferred Stock referred to in Section 1.1 above (the "Closing") will take place as soon as practicable after the Company's 1999 Annual Meeting of Stockholders and prior to June 30, 1999 at the offices of Dechert Price & Rhoads, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, Pennsylvania 19103-2793, on such date to be mutually agreed by the parties hereto (the "Closing Date").

               (b) At Closing, the Company will deliver to Investor a stock certificate representing One Hundred Seventy-Seven Thousand (177,000) shares of Series D Preferred Stock, registered in the name of Investor or an affiliate or associate of Investor. Delivery is being made against payment of the Investor Purchase Price therefor in cash, by wire transfer of immediately available funds, with confirmed receipt.

               (c) At Closing, the Company will deliver to each Purchaser a stock certificate representing the number of shares of Series D Preferred Stock set forth beside the name of each Purchaser on Exhibit C hereto, registered in the name of each Purchaser. Delivery is being made against payment of the Purchaser Purchase Price therefor in cash, by wire transfer of immediately available funds, with confirmed receipt.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY
                                 --------------


          The Company hereby represents and warrants to Investor and each Purchaser as follows:

          2.1 CERTIFICATE OF INCORPORATION. The Company has filed with the Secretary of State of the State of Delaware an amendment to its Certificate of Incorporation incorporating the Certificate of Designation.

          2.2 ISSUANCE OF SERIES D PREFERRED STOCK AND RESERVATION OF RESERVED SHARES. Subject to the terms and conditions hereof, the Company has authorized the issuance of the shares of Series D Preferred Stock; and the Company has also authorized the reservation of the shares of Common Stock reserved for issuance upon conversion of the Series D Preferred Stock and dividends, when declared, with respect to the Series D Preferred Stock.

          2.3 ORGANIZATION AND QUALIFICATION.

               (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to carry on its business as it is now being conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect (as defined in Section 6.12(e)). Schedule 2.3(a) attached hereto sets forth a list of jurisdictions in which the Company is so qualified to do business and is in good standing as a foreign corporation.

               (b) The only subsidiary of the Company is CollaGenex International, Ltd., which is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power to carry on its business as it is now being conducted. The subsidiary of the Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified could not be reasonably expected to result in a Material Adverse Effect. All of the outstanding shares of capital stock of the subsidiary have been validly issued, are fully paid and non-assessable and are owned by the Company free and clear of all pledges, claims, equities, options, liens, charges, rights of first refusal, "tag" or "drag" along rights, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"). Except for the capital stock of its subsidiary, the Company has never had, nor does it presently have, any subsidiaries, nor has it owned, nor does it presently own, any capital stock or other proprietary interest or other voting control, directly or indirectly, in any corporation, association, trust, partnership, limited liability company, joint venture or other entity. The Company is, however, currently evaluating whether to establish two (2) separate Delaware Investment Holding Companies through which the Company would separately hold and manage its intellectual property and its cash and liquid investment balances.

               (c) The Company has delivered to Investor complete and correct copy of its Certificate of Incorporation, certified by the Secretary of State of the State of Delaware, and a complete and correct copy of its Bylaws and the comparable charters and bylaws or other organizational documents of its subsidiary, in each case as amended to the date of this Agreement.

          2.4 CAPITALIZATION. The authorized capital stock of the Company immediately upon the consummation at Closing of the transactions contemplated hereby, and giving effect thereto, shall consist of:

               (a) Four Million Eight Hundred Thousand (4,800,000) shares of undesignated preferred stock, $0.01 par value;

               (b) Two Hundred Thousand (200,000) shares of Series D Preferred Stock, of which One Hundred Seventy-Seven Thousand (177,000) shares have been validly issued to Investor and of which Twenty-Three Thousand (23,000) shares have been validly issued to Purchasers in the amounts set forth on Exhibit C at Closing and are outstanding, fully paid and non-assessable upon receipt of the Total Purchase Price pursuant to Section 1.1 hereof, with only limited liability attaching solely to the ownership thereof under applicable state law;

               (c) Twenty Five Million (25,000,000) shares of Common Stock, of which (i) Eight Million Five Hundred Eighty-Seven Thousand Two Hundred Four (8,587,204) shares are validly issued and outstanding, and fully paid and non-assessable, and (ii) Two Million Two Hundred Seventy-Six Thousand Three Hundred Sixty-Four (2,276,364) shares are duly reserved for issuance in connection with the conversion of the Series D Preferred Stock and payment of dividends on the Series D Preferred Stock as set forth in the Certificate of Designation. Nine Million Seven Hundred Eighty Four Thousand Six Hundred Sixty-Three (9,784,663) shares of Common Stock represent the Company's total common equity on a fully-diluted basis (including without limitation shares outstanding and shares issuable upon the exercise of the rights outstanding as of the date of execution of this Agreement referred to in Schedule 2.4(d)) (Schedule 2.4(d) attached hereto lists all of the shares of Common Stock by holder issuable upon exercise of such rights). Schedule 2.4(c) attached hereto contains a list of (y) all holders of record owning five percent (5%) or more of outstanding capital stock of the Company and (z) all other holders known to the Company, of five percent (5%) or more of outstanding capital stock of the Company and holders known to the Company to have filed a Schedule 13D or 13G under the Exchange Act, including, for both (y) and (z) above, the number of shares of outstanding capital stock of the Company held by each such holder; and

               (d) Schedule 2.4(d) attached hereto contains a list of all outstanding warrants, options, agreements, convertible securities or other commitments pursuant to which the Company or its subsidiary are or may become obligated to issue any shares of their capital stock or other securities of the Company or its subsidiary, which names all persons entitled to receive such shares or securities and the shares of capital stock or other securities required to be issued thereunder. There are no bonds, debentures, notes or other indebtedness of the Company or its subsidiary having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company or its subsidiary may vote. Except as set forth on Schedule 2.4(d), there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or its subsidiary is a party or by which the Company or its subsidiary is bound obligating the Company or its subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, directly or indirectly, additional shares of capital stock or other voting securities of the Company or its subsidiary, or obligating the Company or its subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except as set forth on Schedule 2.4(d), there are not any outstanding contractual obligations of the Company or its subsidiary to repurchase, redeem or otherwise acquire, or providing preemptive or registration rights with respect to, any shares of capital stock of the Company or its subsidiary. The Company and its subsidiary do not have outstanding any loans to any person (as defined in Section 6.12(f)) in respect of the purchase of securities issued by the Company and its subsidiary.

          2.5 AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by the Company, and, assuming this Agreement constitutes a valid and binding obligation of each Investor and each Purchaser, this Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

          2.6 ABSENCE OF CERTAIN CHANGES. Except as disclosed in the SEC Documents (as defined in Section 2.7 below) or as contemplated by this Agreement or as set forth in Schedule 2.6 attached hereto, since December 31, 1997, no event has occurred, and no circumstances exist, that could reasonably be expected to result in a Material Adverse Effect (as defined in Section 6.12(e) below). Except as disclosed in the Company's filings and reports under the Exchange Act (as defined in Section 2.7 below) or as set forth in Schedule 2.6, since December 31, 1997, there has not been (a) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company or its subsidiary or any redemption or other acquisition by the Company or its subsidiary of any shares of Common

Stock or other equity securities of the Company or its subsidiary; (b) any entry into any agreement, commitment or transaction by the Company or its subsidiary which is material to the Company and its subsidiary taken as a whole, except agreements, commitments or transactions in the ordinary course of business, consistent with prior practice; (c) any split, combination or reclassification of the Company's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; (d)(i) any granting by the Company or its subsidiary to any officer of the Company or its subsidiary of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the SEC Documents,
(ii) any granting by the Company or its subsidiary to any such officer of any increase in severance or termination pay, except as was required under employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the SEC Documents, or (iii) any entry by the Company or its subsidiary into any employment, severance or termination agreement with any such officer; (e) any damage, destruction or loss, whether or not covered by insurance, that could reasonably be expected to have a Material Adverse Effect; or (f) any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles, consistently applied.

          2.7 REPORTS. Since June 25, 1996, the Company has filed all required forms, reports and documents with the SEC required to be filed by it pursuant to the federal securities laws and the rules and regulations promulgated thereunder (collectively, the "SEC Documents"), all of which have complied as of their respective filing dates in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder. None of such forms, reports or documents at the time filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any SEC Document has been revised or superseded by a later-filed SEC Document filed and publicly available prior to the date hereof, none of the SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its subsidiary as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

          2.8 FINANCIAL REPORTS. The audited, consolidated financial statements for the Company and its subsidiary for the period ended December 31, 1997; the unaudited quarterly financial statements for the Company and its subsidiary for each of the quarterly periods ended March 31, 1998, June 30, 1998 and September 30, 1998; and the unaudited monthly financial statements for the months ended October, 1998, November, 1998, December, 1998 and January, 1999, and the draft audited annual consolidated financial statements for 1998, previously provided to Investor are true, correct and complete in all material respects, and comply as to form in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except to the extent permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its subsidiary as of the date thereof and the consolidated results of their operations and cash flows for the periods then ended. Since the date of such financial statements, there have been no changes that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except for liabilities incurred in the ordinary course of business, which individually and in the aggregate are not material, the Company and its subsidiary do not have any liabilities or obligations of any nature (whether absolute, contingent or otherwise) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect other than such liabilities reflected on the financial statements referred to hereinabove in this Section 2.8.

          2.9 NO VIOLATION; Consents and Approvals. Neither the execution and delivery of this Agreement by the Company nor the consummation of the transactions contemplated hereby will conflict with, or result in any violation of or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any Liens upon any of the properties or assets or the Company or its subsidiary under, (a) the Certificate of Incorporation or Bylaws of the Company or its subsidiary, each as amended, (b) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or its subsidiary or their properties or assets or (c) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its subsidiary or their properties or assets, other than, in the case of clauses (b) or (c), any such conflicts, violations, defaults, rights or Liens that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No consent, approval, order or authorization of, or registration, declaration or filing with, (x) any Federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity" ), (y) NASDAQ, or (z) any third party, is required by the Company or its subsidiary in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (i) the filing with the SEC of a notice on Form D or such reports under Section 13(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (ii) the filing of the Series D Certificate of Designation (as such term is defined in Section 2.26) with the Secretary of State of the State of Delaware pursuant to the Delaware General Corporation Law (the "DGCL"), (iii) applicable state "blue sky" filings, if any, (iv) approval of the transactions contemplated hereby by the stockholders of the Company, and (v) such other consents, approvals, orders, authorizations, registrations, declarations and filings, which have been obtained or made or the failure of which to be obtained or made, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          2.10 BROKERAGE FEES AND COMMISSIONS. No person or entity, other than BT Alex. Brown Incorporated, is entitled to receive from the Company or its subsidiary any investment banking, brokerage or finder's fee in connection with this Agreement or the transactions contemplated hereby.

          2.11 LITIGATION. There is no suit, action or proceeding pending or, to the knowledge of the Company, threatened against the Company or its subsidiary that could reasonably be expected to have a Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or its subsidiary that could reasonably be expected to have a Material Adverse Effect.

          2.12 ABSENCE  OF CHANGES  IN  BENEFIT  PLANS.  Except as set forth  in
Schedule 2.12, there has not been any adoption or amendment in any material respect by the Company or its subsidiary of any collective bargaining agreement or any Employee Benefit Plan, as defined in Section 2.13(a) of this Agreement.

          2.13 ERISA  COMPLIANCE.

               (a) LIST OF PLANS. Set forth in Schedule 2.13 attached hereto is an accurate and complete list of all employee benefit plans, as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (including any "multiemployer plan" as defined in Section 3(37) of ERISA), and all other pension, retirement, supplemental retirement, deferred compensation, excess benefit, profit sharing, bonus, incentive, stock purchase, stock ownership, stock option, stock appreciation right, employment, severance, salary continuation, termination, change-of-control, health, life, disability, group insurance, vacation, holiday and fringe benefit plan, program, contract, or arrangement (whether written or unwritten, qualified or nonqualified, funded or unfunded and including any that have been frozen or terminated) maintained, contributed to, or required to be contributed to, by the Company or any ERISA Affiliate for the benefit of any employee, former employee, director or officer of the Company or under which the Company or any ERISA Affiliate has any liability with respect to any employee, former employee, director or officer of the Company ("Employee Benefit Plans"). The term "ERISA Affiliate" means (i) any corporation included with the Company in a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) any trade or business (whether or not incorporated) which is under common control with the Company within the meaning of Section 414(c) of the

Code; (iii) any member of an affiliated service group of which the Company is a member within the meaning of Section 414(m) of the Code; or (iv) any other person or entity treated as an affiliate of the Company under Section 414(o) of the Code.

               (b) STATUS OF PLANS. Each Employee Benefit Plan (including any related trust) complies in form with, and has at all times been maintained and operated in compliance with its terms and, the requirements of all applicable laws, including, without limitation, ERISA, the Code and the Consolidated Omnibus Budget Reconciliation Act ("COBRA"). No condition or circumstance exists that would prevent the amendment or termination of any Employee Benefit Plan.

               (c) LIABILITIES. No Employee Benefit Plan is now or at any time has been subject to Part 3, Subtitle B of Title I of ERISA or Title IV of ERISA. Neither the Company or any current ERISA Affiliate is, or within the seven years immediately preceding the date of this Agreement was, required to contribute to any multiemployer plan, as defined by section 3(37) of ERISA. Neither the Company nor any ERISA Affiliate, while an ERISA Affiliate, has incurred any withdrawal liability, within the meaning of Section 4201 of ERISA to any multiemployer plan, which liability has not been fully paid as of the date hereof. No Employee Benefit Plan which is a "group health plan" (as such term is defined in Section 5000(b)(1) of the Code or Section 607(1) of ERISA) is a "multiple employer welfare arrangement," within the meaning of Section 3(40) of ERISA. Neither the Company nor any of its subsidiaries maintains any Employee Benefit Plan (whether qualified or non-qualified under Section 401(a) of the Code) providing for post-employment or retiree health, life insurance and/or other welfare benefits and having unfunded liabilities. Neither the Company nor any of its subsidiaries has any unfunded liabilities pursuant to any employee benefit pension plan (as defined in Section 3(2) of ERISA) that is not intended to be qualified under Section 401(a) of the Code. No asset of the Company or any of its subsidiaries is subject to any lien arising under Section 302(f) of ERISA or Section 412(n) of the Code, and, to the knowledge of the Company, no event has occurred and no condition or circumstance exists that is reasonably likely to give rise to any such lien. Neither the Company nor any of its subsidiaries has been required to provide any security under Section 307 of ERISA or Section 401(a)(29) or 412(f) of the Code, and, to the knowledge of the Company, no event has occurred and no condition or circumstance exists that is reasonably likely to give rise to any such requirement to provide any such security.

               (d) ABSENCE OF LITIGATION. There are no actions, suits, claims, or disputes pending, or, to the knowledge of the Company, threatened or reasonably expected to be asserted against or with respect to any Employee Benefit Plan or the assets of any such plan (other than routine claims for benefits and appeals of denied routine claims) or with respect to any fiduciary with respect thereto.

               (e) CONTRIBUTIONS. Full payment has been timely made of all amounts which the Company or any ERISA Affiliate is required, under applicable law or under any Employee Benefit Plan or any agreement relating to any Employee Benefit Plan to which the

Company or any ERISA Affiliate is a party, to have paid as contributions or premiums thereto as of the last day of the most recent fiscal year of such Employee Benefit Plan ended prior to the Closing.

               (f) TAX QUALIFICATION. Each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code has, as currently in effect, been determined to be so qualified by the IRS or an application for a determination letter will be submitted to the IRS no later than the end of the applicable remedial amendment period as described in Section 401(b) of the Code. Since the date of each most recent determination referred to in this paragraph (f), no event has occurred and no condition or circumstance has existed that resulted or is reasonably likely to result in the revocation of any such determination or that would adversely affect the qualified status of any such Employee Benefit Plan or the exempt status of any such trust.

               (g) TRANSACTIONS. Neither the Company nor any ERISA Affiliate nor any of their respective directors, officers, employees or, to the knowledge of the Company, other Persons who participate in the operation of any Employee Benefit Plan or related trust or funding vehicle, has engaged in any transaction with respect to any Employee Benefit Plan or breached any applicable fiduciary responsibilities or obligations under Title I of ERISA that would subject any of them to a tax, penalty or liability for prohibited transactions or breach of any obligations under ERISA or the Code or would result in any claim being made under, by or on behalf of any such Employee Benefit Plan by any party with standing to make such claim.

               (h) TRIGGERING EVENTS. The execution of this Agreement and the consummation of the transactions contemplated hereby, do not constitute a triggering event under any Employee Benefit Plan or arrangement, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment (whether of severance pay or otherwise), "parachute payment" (as such term is defined in
Section 280G of the Code), acceleration, vesting or increase in benefits to any employee or former employee or director of the Company or any of its subsidiaries. No Employee Benefit Plan provides for the payment of severance, termination, change in control or similar-type payments or benefits.

               (i) DOCUMENTS. The Company have delivered or caused to be delivered to the Investor or its counsel true and complete copies of the following documents in connection with each Employee Benefit Plan (where applicable): (i) all Employee Benefit Plans as in effect on the date hereof, together with all amendments thereto, including, in the case of any Employee Benefit Plan not set forth in writing, a written description thereof; (ii) all current summary plan descriptions, summaries of material modifications, and material communications; (iii) all current trust agreements, declarations of trust and other documents establishing other funding arrangements (and all amendments thereto and the latest financial statements thereof); (iv) the most recent IRS determination letter, obtained with respect to each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code or exempt under
Section 501(a) of the Code; (v) the annual report on IRS Form 5500-series of each of the last three years for each

Employee Benefit Plan required to file such form; (vi) the most recently prepared financial statements; (vii) all service provider agreements, insurance contracts, annuity contracts, investment management agreements, subscription agreements, participation agreements, and recordkeeping agreements and collective bargaining agreements; and (viii) the most recent response to auditors' reports for each Employee Benefit Plan.

          2.14   TAXES.

               (a) The Company and its subsidiary have filed all Federal income tax returns and all other tax returns and reports (whether foreign, state or local) required to be filed by them, the failure of which to file could have, individually or in the aggregate, a Material Adverse Effect. All such returns are complete and correct in all material respects. The Company and its subsidiary have paid all taxes due for the periods for which such returns were filed and all material taxes for which no return was required to be filed, and the most recent financial statements contained in the SEC Documents reflect an adequate reserve for all taxes payable by the Company and its subsidiary for all taxable periods and portions thereof through the date of such financial statements.

               (b) No material deficiencies for any taxes have been proposed, asserted or assessed against the Company or its subsidiary, and no requests for waivers of the time to assess any such taxes are pending. No written notification of intention to examine has been received from, and to the best knowledge of the Company, no tax return of the Company is being examined by, the United States Internal Revenue Service or any other taxing authority with regard to Taxes. The Federal income tax returns of the Company and its subsidiary have been properly and timely filed with the Internal Revenue Service for all years through 1997.

               (c) As used in this Agreement, "Taxes" shall include all Federal, state, local and foreign income, property, sales, excise and other taxes, tariffs or governmental charges of any nature whatsoever.

               (d) Neither the Company nor its subsidiary is a "real property holding corporation" as defined in the Code.

          2.15 PERMITS; ENVIRONMENTAL MATTERS. The Company and its subsidiary have accrued or otherwise provided, in accordance with generally accepted accounting principles, consistently applied, for all damages, liabilities, penalties or costs that it may incur in connection with any claim pending or threatened against them, or any requirement that is or may be applicable to them, under any Environmental Laws, and such accrual or other provision is reflected in the Company's most recent SEC Financial Statements, except as disclosed in Schedule 2.15, which disclosed items could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Company or its subsidiary:

               (a) The Company and its subsidiary are in compliance with all applicable laws, rules, regulations, ordinances, orders decrees and common law relating to contamination, pollution or the protection or human health or the environment ("Environmental Laws"), and the Company and its subsidiary has all permits, licenses, registrations and other governmental authorizations required under such laws ("Environmental Permits") for their operations, and there are no violations, investigations or proceedings pending or, to the knowledge of Company or its subsidiary, threatened with respect to Environmental Laws or such Environmental Permits except where the failure to have such Environmental Permits or where the violation, investigation or proceeding relating thereto would not, individually or in the aggregate, have a Material Adverse Effect on the Company or its subsidiary.

               (b) No notice, notification, demand, request for information, citation, summons, complaint or order is pending or has been received by or, to the knowledge of the Company or its subsidiary, is threatened by any person against the Company or its subsidiary under any Environmental Laws or in respect of any of the properties or facilities now or previously owned, leased or operated by the Company or its subsidiary. No penalty has been assessed against the Company or its subsidiary, and no liability has been imposed upon the Company or its subsidiary, under Environmental Law with respect to any alleged notification, demand, request for information, citation, summons, complaint or order except where such matters have been fully resolved, or where resolution would not, individually or in the aggregate, have a Material Adverse Effect on the Company or its subsidiary or prevent or materially delay the consummation of the transactions contemplated by this Agreement.

               (c) No hazardous, toxic or regulated substance, waste, materials or chemical ("Hazardous Substance") has been discharged, generated, treated, manufactured, handled, stored, transported, emitted, released or is present at any property now or previously owned, leased or operated by the Company or its subsidiary in violation of any Environmental Law or under circumstance which, individually or in the aggregate, would have in a Material Adverse Effect on the Company or its subsidiary.

          2.16   CONTRACTS; DEBT INSTRUMENTS.

               (a) Except as disclosed in both the SEC Documents and Schedule 2.16(a), there is no contract or agreement that is material to the business, financial condition or results of operations of the Company and its subsidiary. Neither the Company nor its subsidiary is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice, or both, would cause such a violation of or default under) any loan or credit agreement, note, bond, mortgage, indenture, lease, or any other contract, agreement, arrangement or understanding, to which they are a party or by which they or any of their properties or assets are bound, except for violations or defaults that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

               (b) Set forth on Schedule 2.16(b) of the Agreement is (i) a list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any indebtedness of the Company or its subsidiary in an aggregate principal amount in excess of $100,000 is outstanding or may be incurred and
(ii) the respective principal amounts currently outstanding thereunder. For purposes of this Section 2.16, "indebtedness" shall mean, with respect to any person, without duplication, (A) all obligations of such person for borrowed money, or with respect to deposits or advances of any kind to such person, (B) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (C) all obligations of such person upon which interest charges are customarily paid, (D) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person,
(E) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding obligations of such person to creditors for raw materials, inventory, services and supplies incurred in the ordinary course of such person's business), (F) all capitalized lease obligations of such person, (G) all obligations of others secured by any Lien on property or assets owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (H) all obligations of such person under interest rate or currency hedging transactions (valued at the termination value thereof), (I) all letters of credit issued for the account of such person (excluding letters of credit issued for the benefit of suppliers to support accounts payable to suppliers incurred in the ordinary course of business) and (J) all guarantees and arrangements having the economic effect of a guarantee of such person of any indebtedness of any other person.

               (c) Set forth on Schedule 2.16(c) of this Agreement is a list of all of the contracts, agreement, leases, subleases, licenses or other similar arrangements or understandings to which the Company or its subsidiary is a party which involve payments of more than $50,000 in any one year.

          2.17 TITLE TO PROPERTIES. The Company and its subsidiary have good, valid and marketable title to, or valid leasehold interests in, all their material properties and assets except for such as are no longer used or useful in the conduct of their businesses or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances or impediments that, individually or in the aggregate, do not and will not have a Material Adverse Effect on their ability to conduct their businesses as currently conducted. All such material properties and assets, other than properties and assets in which the Company or its subsidiary has leasehold interests, are free and clear of all Liens, except for Liens that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the ability of the Company or its subsidiary to conduct business as currently conducted. The Company and its subsidiary have complied in all material respects with the terms of all leases to which they are a party and under which they are in occupancy, and all such leases are in full force and effect. The Company and its subsidiary enjoy peaceful and undisturbed possession under all such leases.

          2.18 INTELLECTUAL PROPERTY. For purposes of this Agreement, "Intellectual Property" shall mean all industrial and intellectual property rights, including without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, trade mark registrations, copyrights, copyright applications, copyright registrations, technology, know-how, licenses, trade secrets, proprietary processes and formulae owned or licensed by the Company or its subsidiary. A complete list of the Intellectual Property of the Company and its subsidiary is set forth on Schedule 2.18 to this Agreement. The Company or its subsidiary owns, is licensed by the owner or otherwise holds the right to use and enjoy the rights under the Intellectual Property as set forth in
Schedule 2.18, except where the lack of ownership, license or right to use or enjoy the rights under the Intellectual Property could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and the consummation of the transactions contemplated by this Agreement will not alter or impair any such rights. Except as set forth in Schedule 2.18, no claims have been asserted by any person or Governmental Entity alleging that any of the current or contemplated activities of the Company or its subsidiary infringe upon or violate any patent, copyright, trademark, trade name, trade secret or other proprietary right of any third party. No person or Governmental Entity has undertaken a judicial challenge or judicially questioned the validity of the Intellectual Property set forth in Schedule 2.18 or the effectiveness of any license or agreement relating thereto to which the Company or its subsidiary is a party and which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          2.19 CERTAIN AGREEMENTS. Except as set forth in Schedule 2.19, the Company is not a party to, or bound by, any contract or agreement that materially limits the ability of the Company directly or indirectly to compete in any line of business or with any person in any geographic area during any period of time.

          2.20 INDEMNIFICATION CLAIMS. There are no indemnification, breach of contract or similar claims by or against the Company or its subsidiary which are filed or pending, and, to the best knowledge of the Company and its subsidiary, there are no indemnification, breach of contract or similar claims by or against the Company or its subsidiary threatened, in each case in excess of $100,000.00 in amount.

          2.21 ANTITAKEOVER STATUTE; SHAREHOLDER PROTECTION RIGHTS AGREEMENT. The Board of Directors of the Company has taken all action necessary to approve the acquisition of shares of Series D Preferred Stock by Investor and each Purchaser pursuant to this Agreement (which shares represent 15% or more of the voting stock of the Company) in accordance with and pursuant to Section 203(a)(1) of the DGCL. The actions taken by the Company are sufficient to comply with Section 203(a)(1) of the DGCL and will result in Investor and each Purchaser being exempted from the restriction set forth in Section 203 of the DGCL. The Board of Directors of the Company has taken all action necessary in accordance with the Shareholder Protection Rights Agreement dated September 15, 1997, between the Company and the American Stock Transfer & Trust Company (the "Shareholder Protection Rights Agreement") to guarantee that none of the stock purchase rights distributed pursuant to the Shareholder Protection Rights Agreement are or will become exercisable as a result of the transactions contemplated by the Documents.

          2.22 PROTECTIVE AGREEMENTS. Schedule 2.22 hereto contains a list of all directors, officers and employees of the Company or its subsidiary that have entered into the standard form of Non-Competition Agreement (the "NCA") and the standard form of Non-Disclosure Agreement (the "NDA" and together with the NCA, the "Protective Agreements"), with the Company or its subsidiary, as the case may be, copies of which have been provided previously to Investor. Each of the Protective Agreements is (i) in full force and effect; and (ii) enforceable by the Company against the respective director, officer or employee who is a party thereto in accordance with its terms, except that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses, if any, and to the discretion of the court before which any proceeding therefor may be brought. No breach of or event of default under any Protective Agreement has occurred or is continuing with respect to each director, officer or employee who is a party to a Protective Agreement and the Company has not waived any defenses nor allowed any defense to lapse or toll.


          2.23 OTHER AGREEMENTS CONTAINING NON-DISCLOSURE AND NON-COMPETITION PROVISIONS.

               (a) Schedule 2.23 attached hereto contains a true, correct and complete list of all persons (other than directors, officers and employees of the Company or its subsidiary) who have entered into agreements with the Company or its subsidiary containing mutual confidentiality and non-use agreements, mutual non-disclosure agreements, and non-disclosure agreements, which provisions, individually or in the aggregate, have not had, and are not reasonably expected to have, a Material Adverse Effect. The Company and its subsidiary hereby represent and warrant that the Company and its subsidiary have entered into agreements with all persons with whom the Company or its subsidiary has shared, disclosed or otherwise made available its confidential information (as defined below) pursuant to which such persons are bound contractually to protect from disclosure and keep confidential such information and not to use any such confidential information for any purpose except as set forth in such agreements. Each such agreement is (i) in full force and effect; and (ii) enforceable by the Company or its subsidiary against each respective person who is a party thereto in accordance with its terms, except that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses, if any, and to the discretion of the court before which any proceeding therefor may be brought. No breach or event of default under any such agreement has occurred or is continuing with respect to each person who is a party thereto and the Company has not waived any defenses nor allowed any defense to lapse or toll. For purposes of this Section 2.23, "confidential information" shall mean the Company's or its subsidiary's trade secrets, business plans, technology, procedures, manuals, confidential reports and communications, lists of potential customers and clients, any information and materials received by the Company or its subsidiary from third parties in confidence (or subject to non-disclosure or similar covenants), production processes, product designs, marketing techniques and arrangements, mailing lists, purchasing information, pricing policies, quoting procedures, financial information, customer and prospect names and requirements, employee, customer, supplier and distributor data and other materials or information relating to the Company's business and activities and the manner in which the Company does business, discoveries, concepts, and ideas, including, without limitation, the nature and results of research and development activities, processes, formulas, inventions, techniques and "know-how," any other materials or information related to the business or activities of the Company which are not generally known to others engaged in similar businesses or activities and all ideas which are derived from or relate to the Company's access to any of the above mentioned materials and information.

               (b) Neither the Company nor its subsidiary has nor shall disclose any confidential information of the Company or its subsidiary except pursuant to those non-disclosure and non-competition provisions described above in this
Section 2.23 or in Section 2.22, or as otherwise may be required to be disclosed by applicable law; provided, however, to the extent possible, the Company shall use its best efforts to avoid such disclosures consistent with the exercise of reasonable business judgment.

          2.24 PATENTS. The Company has an exclusive worldwide license to make, have made, use, sell and have sold the subject matter which is disclosed and claimed in U.S. Patent Nos. 4,666,897 entitled Inhibition of Mammalian Collagenolytic Enzymes by Tetracycline, and Re 34,656 entitled Use of Tetracycline to Enhance Bone Protein Synthesis and/or Treatment of Bone Deficiency. The license to the above patents was granted pursuant to the option exercised by the Company in its September 6, 1995 letter to the Research Foundation of the State University of New York, (the "Foundation"), said option being granted pursuant to the option granted by the Amended and Restated Agreement between the Company and the Foundation, effective January 13, 1992, as amended by the Addendum to Amended and Restated Agreement, dated April 1, 1996, and the Second Addendum to the Amended and Restated Agreement, dated April 18, 1996 (individually and collectively the "Patent Agreements"). The Company has not, to the best of its knowledge, breached any provision of the Patent Agreements and to the best knowledge of the Company there has been no event of default or claim brought under any of the Patent Agreements. Each of the Patent Agreements is in full force and effect and is enforceable by the Company in accordance with its respective terms and may be assigned by the Company, in whole or in part, without the consent of any other person.

          2.25 RELATED TRANSACTIONS. No current or former stockholder, director, officer or employee of the Company (other than Investor and Purchasers) nor any relative or "associate" (as defined in the rules and regulations promulgated under the Exchange Act) of any such Person, is presently, directly or indirectly through his or its affiliation with any other person or entity, a party to any transaction with the Company providing for the furnishing of services (other than employment of such individuals by the Company) by or to, or the sale of products by or to, or rental of real or personal property from or to, or otherwise requiring cash payments by or to, any such Person in excess of an aggregate of $60,000. For purposes of this Agreement, a transaction of the type described in this Section 2.25 is sometimes herein referred to as a "Related Transaction."

          2.26 AMENDMENTS TO CERTIFICATE OF INCORPORATION. Prior to the Closing, the Board of Directors of the Company and its subsidiary will have taken all actions necessary to adopt the resolutions set forth in Exhibit A to this Agreement, and the Company will have filed a Certificate of Designation, Preferences and Rights of Series D Cumulative Convertible Preferred Stock in the form of Exhibit A hereto (the "Certificate of Designation" ) with the Secretary of State of the State of Delaware.

          2.27 PUBLIC ANNOUNCEMENTS. The Company and its subsidiary shall consult with Investor and obtain the prior approval and consent of Investor before issuing any press release or otherwise making any public statement with respect to the transactions contemplated hereby, except as may be required by law, in which case the Company or its subsidiary shall use its good faith efforts to review the contents of any such announcement with Investor and obtain the approval and consent of Investor reasonably in advance of the public release of such announcement.

          2.28 USE OF PROCEEDS. The net proceeds received by the Company from the sale of the shares of Series D Preferred Stock contemplated herein shall be used by the Company: (i) to repay in full principal and unpaid accrued interest of that certain 12% Senior Secured Convertible Note due March 18, 2000, issued by the Company in favor of Investor pursuant to the terms and conditions of that certain Convertible Loan and Security Agreement, by and between the Company and Investor, of even date herewith and (ii) for working capital and other general corporate purposes.

          2.29 S-8 AMENDMENT. No future amendment by the Company of its Form S-8 (Registration Statement No. 333-31229) with respect to the registration of shares on behalf of officers of the Company (the "S-8 Amendment") shall have, individually or in the aggregate, a Material Adverse Effect on the transactions contemplated by this Agreement, and the total number of shares subject to the S-8 Amendment shall at no time exceed Two Hundred Twenty-Seven Thousand (227,000) shares. The Company shall cause any directors and officers of the Company who would otherwise be entitled to sell shares of Common Stock pursuant to such S-8 Amendment to enter into an agreement with the Company, in form and substance reasonably acceptable to Investor and the Company, whereby such directors and officers shall be precluded from selling shares in excess of the amounts that they would otherwise be entitled to sell in accordance with Rule 144(e) promulgated under the Securities Act.

          2.30 DISCLOSURE. No representation or warranty by the Company in this Agreement, and no exhibit, document, statement, certificate or Schedule or written information furnished by the Company or to be furnished by the Company to Investor pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                           OF INVESTOR AND PURCHASERS
                           --------------------------

          Investor and each Purchaser, severally and not jointly, hereby represent and warrant as to itself, himself or herself only to the Company as follows:

3.1   ORGANIZATION.

               (a) Investor is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power to carry on its business as it is now being conducted.

               (b) Each Purchaser is duly organized, validly existing and in good standing under the laws of the state of its organization and has the requisite power to carry on its business as it is now being conducted. Exhibit C sets forth the state of organization of each Purchaser.

          3.2 AUTHORITY RELATIVE TO THIS AGREEMENT; NO CONFLICT. Investor and each Purchaser has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby without the consent of any other person (except for such consents as have heretofore been obtained). This Agreement has been duly and validly executed and delivered by Investor and each Purchaser and, assuming this Agreement constitutes a valid and binding obligation of the Company, this Agreement constitutes a valid and binding agreement of Investor and each Purchaser, enforceable against Investor and each Purchaser in accordance with its terms, and will not conflict with any other agreement to which Investor or such Purchaser is a party.

          3.3 INVESTMENT INTENT. The shares of Series D Preferred Stock being purchased by Investor and each Purchaser are being purchased by Investor and each Purchaser for investment for its, his or her own account, and not with a view to any distribution thereof that would violate the Securities Act, or the applicable state securities laws of any state. Investor and each Purchaser will not distribute the shares of Preferred Stock in violation of the Securities Act or the applicable securities laws of any state. Investor and each Purchaser will not "sell short" the Common Stock of the Company, but Investor and each Purchaser may purchase the Company's Common Stock in the open market for long term investment purposes and as to such purchases, if any, the Company makes no representations or warranties.

          3.4 PURCHASERS' COUNSEL. Each Purchaser hereby represents and warrants on its own behalf that such Purchaser is not represented by Dechert Price & Rhoads or Buchanan Ingersoll Professional Corporation.

          3.5 ECONOMIC RISK. Investor and each Purchaser is well versed in financial matters, has had extensive dealings over the years in securities and is fully familiar with the operating history and financial results of the Company and is fully capable of understanding the type of investment being made pursuant to this Agreement and the risks involved in connection therewith. Investor and each Purchaser is financially able to hold the Series D Preferred Stock for long-term investment, believes that the nature and amount of the Series D Preferred Stock being acquired by Investor and each such Purchaser are consistent with Investor's and each Purchaser's overall investment program and financial position, and recognizes that there are substantial risks involved in the acquisition of the Series D Preferred Stock.

          3.6 ADDITIONAL REPRESENTATIONS. Investor and each Purchaser: (i) is an accredited investor within the meaning of Rule 501(a) under the Securities Act,
(ii) is aware of the limits on resale imposed by virtue of the nature of the transactions contemplated by this Agreement and is aware that the certificates representing such Investor's or Purchaser's respective ownership of Series D Preferred Stock will bear related restrictive legends; (iii) is acquiring the shares of the Company hereunder without registration under the Securities Act in reliance on the exemption from registration contained in Section 4(2) of the Securities Act; (iv) has been given the opportunity to ask questions of, and receive answers from, the officers of the Company regarding the Company, its current and proposed business operations and the Series D Preferred Stock, and the officers of the Company have made available to the Investor and each such Purchaser all documents and information that the Investor and each such Purchaser has requested relating to an investment in the Company; (v) has access to all of the Company's public filings with the Securities and Exchange Commission; (vi) acknowledges that the Company is entering into this Agreement in reliance upon Investor's and each such Purchaser's representations and warranties and other covenants and agreements contained herein; and (vii) acknowledges that Investor and each of the Purchasers, as the case may be, is entering into this Agreement in reliance upon Investor's or each such other Purchaser's, as the case may be, representations and warranties and other covenants and agreements contained herein.

                                  ARTICLE III-A

                                    COVENANTS
                                    ---------

          3A.1 Conduct of Business of the Company. During the period from the date of execution of this Agreement to the Closing Date, the Company and its subsidiary will each conduct its operations according to its ordinary and usual course of business and consistent with past practice. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, neither the Company nor its subsidiary shall, without the prior written consent of the Investor:

               (a) issue, sell or pledge, or authorize or propose the issuance, sale or pledge of:

                    (i) additional shares of capital stock of any class, or securities convertible into any such shares, or any rights, warrants or options to acquire any such shares or other convertible securities, or grant or accelerate any right to convert or exchange any securities of the Company for shares, other than shares of Common Stock issuable pursuant to the terms of any option grants under the Company's current stock option plans or commitments disclosed in Section 2.4(d) and Section 2.13 hereof, or

                    (ii) any other securities in respect of, in lieu of or in substitution for shares of Common Stock outstanding on the date thereof;

               (b) purchase or otherwise acquire, or propose to purchase or otherwise acquire, any of its outstanding capital stock or other equity debt securities;

               (c) declare or pay any dividend or distribution on any shares of capital stock of the Company;

               (d) enter into any merger or consolidation or make any acquisition of a material amount of assets or securities, any disposition (including by way of mortgage, license, encumbrance or any Lien) of a material amount of assets or securities, or enter into a material contract, not in the ordinary course of business, consistent with past practice, or release or relinquish any material contract rights not in the ordinary course of business, consistent with past practice, or make any amendments, or modifications thereto;

               (e) (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or its subsidiary, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing; or (ii) make any loans, advances of capital contributions to, or investments in, any other person;

               (f) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the SEC Documents filed prior to the date of this Agreement or incurred since the date of such financial statements in the ordinary course of business consistent with past practice;

               (g) propose or adopt any amendments to the Certificate of Incorporation, as amended, or Bylaws of the Company (or any such similar organizational documents of its subsidiary), except as contemplated hereby;

               (h) enter into any new employment agreements with any officers, directors or key employees or grant any material increases in the compensation or benefits to officers, directors and key employees;

               (i) take any of the actions set forth in Section 2.6 (Absence of Certain Changes) not otherwise specified herein;

               (j) settle the terms of any material litigation affecting the Company or its subsidiary;

               (k) make any tax election or settle or compromise any income tax liability;

               (l) make or agree to make any new capital expenditures which individually are in excess of $300,000 or which in the aggregate are in excess of $300,000; or

               (m) agree in writing or otherwise to take any of the foregoing actions or any action which would make any representation or warranty in this Agreement untrue or incorrect.

          3A.2 EXISTENCE; MAINTENANCE OF PROPERTY. Between the date of execution of this Agreement and the Closing Date, the Company and its subsidiary shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its respective corporate existence, material rights, licenses, permits and franchises and comply with all laws and regulations applicable to the conduct of its respective business and the ownership of its respective property; at all times maintain and preserve all material property necessary in the conduct of the business and keep the same in good repair, working order and condition, and from time to time make, or cause to be made, all needed and proper repairs, renewals and replacements thereto, so that the business carried on in connection therewith may be properly conducted at all times.

            3A.3 NO SOLICITATION. On or before the Closing Date, the Company and its subsidiary shall not, nor shall the Company or its subsidiary authorize or permit any officer, director or employee of or any investment banker, attorney or other advisor or representative of the Company or its subsidiary to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing confidential or non-public information with respect to the business of the Company or its subsidiary or permitting access to the assets and properties or books and records of the Company or its subsidiary), receive, negotiate, assist or otherwise facilitate any offers or inquiries from any person or entity, other than Investor or its affiliates, concerning any proposal that constitutes or may reasonably be expected to lead to any direct or indirect acquisition or takeover proposal or any financing of the business of the Company or its subsidiary, other than trade financing in the ordinary course of business consistent with past practice.

          3A.4 ACCESS TO INFORMATION. Between the date of execution of this Agreement and the Closing Date, the Company will upon reasonable notice (i) give Investor and its authorized representatives access during regular business hours to all of the Company's plants, offices, warehouses and other facilities and to all books and records of it, (ii) permit Investor to make such inspections as it may require (and the Company shall cooperate with Investor in any inspections, including, without limitation, environmental due diligence), and (iii) cause its officers and those of its subsidiary to furnish Investor with such financial and operating data and other information with respect to the business and properties of the Company and its subsidiary as Investor may from time to time request. Investor shall maintain the confidentiality of any confidential and proprietary information so obtained by it which is not otherwise available from other sources that are free from similar restrictions; provided, however, that the foregoing shall in no way limit or otherwise restrict the ability of Investor or such authorized representatives to disclose any such information concerning the Company or its subsidiary which it may be required to disclose (a) to its partners, board members or stockholders, to the extent required to satisfy its fiduciary obligations to such persons, or (b) otherwise pursuant to or as required by law.

          3A.5 PROXY STATEMENT AND STOCKHOLDER MEETING. As promptly as practicable after the execution and delivery of this Agreement, the Company will prepare and file with the SEC preliminary proxy materials relating to the adoption of this Agreement and the approval of the transactions contemplated hereby by the stockholders of the Company. As promptly as practicable after comments are received from the SEC on the preliminary proxy material, the Company will file with the SEC the definitive Proxy Statement. As used herein, "Proxy Statement" means the letter to stockholders, notice of meeting, proxy statement and form of proxy (and any schedule required to be filed with the SEC in connection therewith) to be distributed to stockholders of the Company in connection with the Stockholder Meeting (as defined below). The Company will make all necessary filings with respect to the transactions contemplated by this Agreement under the Securities Act, the Exchange Act and the rules and regulations thereunder, and applicable state securities laws, and will use all reasonable efforts to obtain any required approvals or clearances with respect thereto. The Proxy Statement will include the recommendation of the Board of Directors of the Company in favor of the approval of the transactions contemplated hereby.

          3A.6 NASDAQ LISTING. Between the date of execution of this Agreement and the Closing Date, the Company shall take all actions necessary or appropriate to ensure that the shares of Common Stock are listed or authorized to be quoted on NASDAQ or listed on any national securities exchange on which shares of Common Stock are then listed and the Company shall take all actions necessary or appropriate to ensure that it maintains a public market for its Common Stock on the American Stock Exchange, NASDAQ or the New York Stock Exchange ("NYSE").

          3A.7   REASONABLE BEST EFFORTS.

               (a) Subject to the terms and conditions herein, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In case at any time after Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action. Such reasonable best efforts shall include, without limitation, (i) the obtaining of all necessary consents, approvals or waivers from third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, and (ii) opposing vigorously, to the extent commercially reasonable, any litigation or administrative proceeding relating to this Agreement or the transactions contemplated hereby, including, without limitation, to the extent commercially reasonable, promptly appealing any adverse court or agency order. Notwithstanding the foregoing or any other provisions contained in this Agreement to the contrary, neither Investor nor any of its affiliates shall be under any obligation of any kind to enter into any negotiations or to otherwise agree with any Governmental Entity, including but not limited to any governmental or regulatory authority with jurisdiction over the enforcement of any applicable federal, state, local and foreign antitrust, competition or other similar laws, or any other party to sell or otherwise dispose of, hold separate (through the establishment of a trust or otherwise) particular assets or categories of assets or businesses of any of the Company, Investor or any of Investor's affiliates.

               (b) Between the execution of this Agreement and the Closing Date, the Company shall give and make all required notices and reports to the appropriate persons with respect to the Environmental Permits that may be necessary for the consummation of the transactions contemplated hereby.

               (c) Between the execution of this Agreement and the Closing Date, the Company and its Board of Directors shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement or any of the transactions contemplated hereby, and (ii) if any state takeover statute or similar statute or regulation becomes applicable to this Agreement or any of the transactions contemplated hereby, take all action necessary to ensure that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the transactions contemplated by this Agreement.

          3A.8 STOCKHOLDER LITIGATION. Between the date of execution of this Agreement and the Closing Date, the Company shall give Investor the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and its directors relating to any of the transactions contemplated by this Agreement until Closing. Thereafter, with regard to such stockholder litigation that commences after the date of execution but before the Closing of this Agreement, the Company shall give Investor the opportunity to participate in the defense of such litigation, and if settlement of such litigation could have a Material Adverse Effect, then no such settlement shall be agreed to without Investor's consent, which consent shall not be unreasonably withheld. In addition, no settlement requiring a payment by a director shall be agreed to without such director's consent, which consent shall not be unreasonably withheld.

          3A.9 FINANCIAL REPORTS. Between the date of execution of this Agreement and the Closing Date, the Company shall furnish Investor with the following:

               (a) PERIODIC REPORTS. As soon as practicable, and in any case within thirty (30) calendar days after the end of each calendar month, the Company shall furnish Investor with monthly unaudited financial statements (all prepared in accordance with generally accepted accounting principles consistently applied), including (A) an unaudited balance sheet as of the last day of such month, (B) an unaudited statement of income for such month, together with a cumulative statement of income from the first day of the then current fiscal year to the last day of such month, (C) a cash flow statement for such month, together with a cash flow statement from the first day of the then current fiscal year to the last day of such month, (D) a schedule showing all prescription data known to the Company on new and existing users, (E) an aging schedule (or summary thereof) of all accounts receivable and accounts payable, and (F) a comparison between the actual figures for such month, the comparable figures (with respect to clauses (A), (B) and (C) only) for the prior year period and the comparable figures in the Budget. For the purposes of this Agreement, "Budget" shall mean the Company's annual operating and capital budget with monthly breakdowns prepared by management and signed by the President or the Chief Financial Officer of the Company. As soon as practicable and in any case within ninety (90) calendar days after the end of the fiscal year ending December 31, 1998, the Company shall furnish Investor with a balance sheet as of the end of such fiscal year, a statement of income and a statement of cash flows of the Company for such year, setting forth in each case in comparative form the figures from the Company's previous fiscal year, all prepared in accordance with generally accepted accounting principles consistently applied and audited by independent auditors. With the annual financial statements referred to in
Section 3A.9(a), there shall be delivered to Investor a certificate of the form of certified public accountants auditing such financial statements of the Company, in each case, to the effect that no knowledge has been obtained of any violation or default by the Company in the performance of its agreements or covenants contained herein, in the Certificate of Incorporation or in any other material agreement to which the Company is a party or of the occurrence of any condition, event or act which, with or without notice or lapse of time, or both, would constitute a violation or an event of default, or, if such firm or officer shall have obtained knowledge of any such violation, condition, event or act, it or he (as the case may be) shall specify in such certificate all such violations, conditions, events and acts and the nature and status thereof. The foregoing financial statements shall be certified by the President or Chief
Financial Officer of the Company to the effect that such statements fairly present the financial position and financial results of the Company for the fiscal period covered, and shall be accompanied by a written explanation of (A) any material differences between the operating and financial results and the Budget, (B) an analysis of any significant problems, changes, events and achievements, including without limitation, those involving sales and marketing activities and staffing and (C) a commentary on developing changes in the business outlook of the Company, together with a statement as to their anticipated effect on future operations and previous forecasts.

               (b) AUDITOR'S LETTERS. No later than five (5) business days following receipt by the Company, the Company shall furnish Investor with each audit response letter, accountant's management letter and other written report submitted to the Company by its independent public accountants in connection with an annual or interim audit of the books of the Company.

               (c) NOTICE OF ACTIONS. No later than five (5) business days after the commencement thereof, the Company shall furnish Investor with written notice of all actions, suits, claims, proceedings, investigations and that could have, individually or in the aggregate, a Material Adverse Effect.

               (d) OTHER INFORMATION. Promptly, from time to time, the Company shall furnish Investor with such other information regarding the business, prospects, financial condition, operations, property or affairs of the Company as Investor reasonably may request.

               (e) Subsidiaries. If for any period the Company shall have any subsidiary or subsidiaries whose accounts are consolidated with those of the Company, then in respect of such period, the Company shall furnish Investor with the financial statements, letters, notices and other information delivered pursuant to the foregoing Sections 3A.9(a) through (d) shall be the consolidated financial statements of the Company and all such consolidated subsidiaries and the letters, notices and other information relating to the Company and all such subsidiaries, as well.

                                   ARTICLE IV

                              CONDITIONS TO CLOSING
                              ---------------------

4.1 CONDITIONS TO INVESTOR'S AND PURCHASERS' OBLIGATIONS FOR CLOSING. The obligations of Investor and each Purchaser to effect the purchase of shares of Series D Preferred Stock contemplated by Section 1.1(a) of this Agreement are subject to the satisfaction or written waiver of the following conditions in Investor's and each Purchaser's reasonable discretion:

               (a) the representations and warranties of the Company contained in this Agreement shall be true, correct and complete in all material respects, on and as of the Closing Date (irrespective of any notice delivered after the date hereof), and the Company shall have performed in all material respects all of its obligations under this Agreement required to be performed prior to the Closing Date;

               (b) there shall not have occurred any Material Adverse Effect;

               (c) there shall not have occurred any event of default on any of the Company's indebtedness (as defined in Section 2.16);

               (d) there shall not have occurred any violation of law by the Company which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

               (e) Investor shall have received a certificate of the President, Chief Executive Officer or Chief Financial Officer of the Company, on behalf of the Company, certifying as to the fulfillment of the conditions set forth in clauses (a) through (d) above;

               (f) no statute, rule, regulation,  judgment,  order or injunction
shall  be  enacted,  entered,   promulgated  or  enforced  (i)  challenging  the
transactions contemplated hereby, seeking to restrain or prohibit the transactions contemplated hereby or seeking any damages material in relation to the Company or Investor, (ii) seeking to impose limitations on the ability of Investor to acquire or hold, or exercise full rights of ownership of any shares of Series D Preferred Stock, including the right to vote such shares or (iii) which otherwise could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

               (g) Investor shall have been provided with evidence satisfactory to Investor in its reasonable discretion that (i) the Board of Directors of the Company has approved the transactions contemplated by this Agreement for purposes of Section 203 of the DGCL, and (ii) the Board of Directors of the Company has taken all necessary action to guarantee that none of the stock purchase rights distributed pursuant to the Shareholder Protection Rights Agreement are or will become exercisable as a result of the transactions contemplated by this Agreement and excluding any future purchases of the Company's securities by Investor or any of the Purchasers.

               (h) Investor and each Purchaser shall have received a certificate, dated the Closing Date, duly executed by the Secretary of the Company certifying as to (i) the attached copy of resolutions of the Board of Directors of the Company authorizing and approving the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and stating that such resolutions have not been modified, amended, revoked or rescinded, and (ii) the incumbency, authority and specimen signature of each officer of the Company executing this Agreement and any other document or instrument contemplated hereby;

               (i) Investor and each Purchaser shall have received a certificate of the Secretary of State of the State of Delaware certifying as to the Company's due organization, valid existence and good standing as a domestic corporation in the State of Delaware as of a date not more than two (2) business days prior to the Closing Date;

               (j) Investor shall have received an opinion of counsel to the Company (the "Opinion of the Company's Counsel") and an opinion of patent counsel to the Company (the "Opinion of the Company's Patent Counsel"), each dated the Closing Date, in the form attached hereto as Exhibit B-1 and Exhibit B-2, respectively;

               (k) the Company shall have received (and furnished to Investor evidence thereof reasonably satisfactory to Investor) any necessary or required approvals or consents from all Governmental Entities and other third parties (including the Company's stockholders as contemplated in the Proxy Statement at the Company's 1999 Annual Stockholders Meeting (the "Stockholder Meeting") necessary or required to complete the transactions contemplated hereby, and such approvals and consents shall not have been withdrawn or expired as of the Closing Date and the Series D Certificate of Designation shall have been duly filed with the Secretary of State of the State of Delaware;

               (l) the Company shall have executed and delivered to Investor the Stockholders and Registration Rights Agreement; and

               (m) the Company shall pay Investor's reasonable costs and expenses in connection with the transactions contemplated hereby, including, but not limited to: (i) Investor's out-of-pocket costs and expenses related to Investor's business due diligence, including but not limited to the fees and expenses of a consultant to evaluate the Company's business and marketing plan, up to a limit of $25,000; (ii) the reasonable fees and expenses of Investor's outside counsel incurred in connection with the transactions contemplated hereby, including Investor's due diligence; and (iii) the reasonable fees of Investor's patent counsel incurred in connection with Investor's due diligence investigation and related matters (the costs and expenses referred to in clauses
(i), (ii) and (iii) referred to collectively as the "Investor's Expenses").

          4.2 CONDITIONS TO THE COMPANY'S OBLIGATIONS FOR THE CLOSING. The obligations of the Company to effect the sale of shares of Series D Preferred Stock contemplated by Section 1.1(a) of this Agreement are subject to the satisfaction or written waiver of the following conditions:

               (a) the representations and warranties of Investor and each Purchaser contained in this Agreement shall be true and correct in all material respects, on and as of the Closing Date (irrespective of any notice delivered after the date hereof), and Investor and each Purchaser shall have performed in all material respects all of their respective obligations under this Agreement required to be performed prior to the Closing Date;

               (b) the Company shall have received certificates from the authorized officer of Investor, and from each Purchaser certifying as to the fulfillment of the condition set forth in clause (a) above; and

               (c) the Company shall have obtained all requisite stockholder approval for the transactions contemplated hereby at the Stockholder Meeting or otherwise; provided, however, that the Company shall use its best efforts to obtain stockholder approval by a date no later than June 30, 1999.

                                    ARTICLE V

                                INDEMNIFICATION
                                ---------------

          5.1  INDEMNIFICATION  BY THE  COMPANY.  The Company  shall  indemnify, defend and hold harmless Investor, each Purchaser and their respective affiliates and their respective partners, shareholders, directors, officers, employees and agents from and against any loss, liability, claim, damage or expense (including court and arbitration fees and costs, and reasonable fees and expenses of legal counsel, investigators, expert witnesses, consultants, accountants and other professionals) (a "Loss") suffered or incurred by any such indemnified party in connection with a third party claim arising from (i) any untruth, inaccuracy or breach of any representation or warranty of the Company contained in this Agreement, or (ii) any breach of any covenant or obligation of the Company contained in this Agreement.

          5.2 INDEMNIFICATION BY INVESTOR AND PURCHASERS. Investor and each Purchaser shall, severally and not jointly, indemnify and hold harmless the
Company and its affiliate and their respective partners, shareholders, directors, officers, employees and agents from an against any Loss suffered or incurred by any such indemnified party in connection with a third party claim arising from (i) any untruth, inaccuracy or breach of any representation or warranty of Investor or Purchasers contained in this Agreement, or (ii) any breach of any covenant or obligation of Investor or any Purchaser contained in this Agreement.

          5.3 PROCEDURE FOR INDEMNIFICATION.

               (a) In order for a party (the "indemnified party") to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim or demand, made by any person against the indemnified party (a "Third Party Claim"), such indemnified party must notify the indemnifying party in writing of the Third Party Claim within thirty (30) calendar days after receipt by such indemnified party of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure (except that the indemnifying party shall not be liable for any expenses incurred during the period in which the indemnified party failed to give such notice). Thereafter, the indemnified party shall deliver to the indemnifying party, within five (5) business days after the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third Party Claim.

                    (i) If a Third Party Claim is made against an indemnified party, the indemnifying party will be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the indemnifying party; provided, such counsel is not reasonably objected to by the indemnified party; and provided, further, that the indemnifying party first notifies the indemnified party of its intention to assume such defense within thirty (30) calendar days of receipt of notice of a Third Party Claim. Should the indemnifying party so elect to assume the defense of a Third Party Claim, the indemnifying party will not be liable to the indemnified party for any legal expenses subsequently incurred by the indemnified party in connection with the defense thereof. If the indemnifying party elects to assume the defense of a Third Party Claim, the indemnified party (x) will cooperate in all reasonable respects with the indemnifying party in connection with such defense, (y) will not admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the indemnifying party's prior written consent and (z) will agree to any settlement, compromise or discharge of a Third Party Claim which the indemnifying party may recommend and which by its terms obligates the indemnifying party to pay the full amount of the liability in connection with such Third Party Claim, which releases the indemnified party completely in connection with such Third Party Claim, which does not obligate the indemnified party to take or forbear to take any action, and which would not adversely affect the business, operations or properties of the Company.

                    (ii) In the event the indemnifying party shall assume the defense of any Third Party Claim as provided above, the indemnified party shall be entitled to participate in (but not control) such defense with its own counsel at its own expense. If the indemnifying party does not so assume the defense of any such Third Party Claim, the indemnified party may defend the same in such manner as it may deem appropriate including, but not limited to, settling such claim or litigation after giving notice of same to the indemnifying party on such terms as the indemnified party may deem appropriate, and the indemnifying party promptly will reimburse the indemnified party upon written request.

                    (iii) Anything contained in this Agreement to the contrary notwithstanding, the indemnifying party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for counsel's fees and expenses incurred by the indemnified party in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the indemnified party that the indemnified party reasonably determines, after conferring with its outside counsel, cannot be separated from any related claim for money damages and which, if successful, would adversely affect the business, operations or properties of the indemnified party; provided, however, that if such equitable relief portion of the Third Party Claim can be so separated from that for money damages, the indemnifying party shall be entitled to assume the defense of the portion relating to money damages.

          5.4 PERIOD OF INDEMNITY. The indemnities contained in this Article VII shall expire six (6) years from the Closing Date, except with respect to the untruth, inaccuracy or breach of any representation or warranty of the Company contained in Sections 2.12 (Changes in Benefit Plans) and 2.14 (Taxes), in which cases the indemnification period shall be extended until the running of the statute of limitations applicable to the taxable period to which a particular claim relates; or Sections 2.3 (Organization and Qualification), 2.4 (Capitalization), 2.13 (ERISA Compliance), 2.21 (Antitakeover Statute; Shareholder Protection Rights Agreement), 2.22 (Protective Agreements), 2.23 (Other Agreements Containing Non-Disclosure and Non-

Competition Provisions) and 2.24 (Patents), in which case the indemnification period shall not terminate at any time.

                                   ARTICLE VI

                                  MISCELLANEOUS
                                  -------------

          6.1 TERMINATION; EFFECT OF TERMINATION; EXPENSES.

               (a) This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

                    (i) by mutual written consent of the Company and Investor;

                    (ii) by Investor, if the Closing does not occur by June 30, 1999; provided, however, that the right to terminate this Agreement pursuant to this Section 6.1(a) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement results in the failure of any such condition; or

                    (iii) by either party if any court of competent jurisdiction or any other governmental body shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and nonappealable.

               (b) In the event of termination and abandonment of this Agreement pursuant to Section 6.1(a), this Agreement, except for the provisions of Section 3A.4 (only with respect to confidentiality), Section 6.1(c) and Article V, shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or shareholders. Nothing in this Section 6.1(b) shall relieve any party to this Agreement of liability for breach of this Agreement.

               (c) In the event of termination or abandonment of this Agreement pursuant to Section 6.1(a) above, the Company's liability to pay Investor's Expenses shall be limited to Seventy Five Thousand Dollars ($75,000.00) in the aggregate.

          6.2 EXTENSION; WAIVER. The parties hereto, may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein by any other applicable party or in any document, certificate or writing delivered pursuant hereto by any other applicable party or (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

          6.3 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement (including the Schedules and Exhibits hereto) and the other documents and instruments contemplated hereby, (a) constitute the entire agreement among the parties with respect to the subject matter hereof, and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof, and (b) shall not be assigned by operation of law or otherwise; provided, that Investor may assign any of its rights and obligations hereunder to any affiliate of Investor prior to Closing and after Closing to any person, but no such assignment shall relieve Investor of its obligations hereunder unless such assignee or transferee agrees in writing to be bound by the terms hereof as though an original signatory hereto. Either Investor or any affiliate or associate of Investor may purchase shares of Series D Preferred Stock under this Agreement.

          6.4 ENFORCEMENT OF THE AGREEMENT; GOVERNING LAW; JURISDICTION. The parties hereto agree that Investor would suffer irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by the Company. It is accordingly agreed that Investor shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any state court located in the State of New York, or the United States District Court for the Southern District of New York or any federal court in the State of New York (as to which the Company agrees to submit to jurisdiction for the purposes of such or any other action), this being in addition to any other remedy to which Investor is entitled at law or in equity. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

          6.5 VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

          6.6 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by cable, telegram, facsimile transmission with confirmation of receipt, or telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

                        if to Investor:

                        OCM Principal Opportunities Fund, L.P.
                        c/o Oaktree Capital Management, LLC
                        333 South Grand Avenue, 28th Floor
                        Los Angeles, CA 90071
                        Attention:  Stephen Kaplan, Principal
                                    Phone:  213-830-6350
                                    Michael P. Harmon, Vice President
                                    Phone:  213-830-6352
                                    Fax:    213-830-6395

                        with a required copy to:

                        Dechert Price & Rhoads
                        4000 Bell Atlantic Tower
                        1717 Arch Street
                        Philadelphia, PA  19103
                        Attention:  Donna E. Ostroff, Esq.
                                    Phone:  215-994-4000
                                    Fax:    215-994-2222

                        If to Purchasers:

                        See Exhibit E attached hereto

                        if to the Company:

                        CollaGenex Pharmaceuticals, Inc.
                        301 South State St.
                        Newtown, PA 18940
                        Attention:  Nancy Broadbent,
                                    Vice President and Chief Financial Officer
                                    Phone:  215-579-7388
                                    Fax:    215-579-8577
                        with a required copy to:

                        Buchanan Ingersoll Professional Corporation
                        Princeton Forrestal Center
                        500 College Road East
                        Princeton, NJ 08540
                        Attention:  David J. Sorin, Esq.
                                    Phone:  609-987-6800
                                    Fax:    609-520-0360

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

          6.7 DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          6.8 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

          6.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

          6.10 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

          6.11 SURVIVAL. The representations, warranties, covenants and agreements of the Company, Investor and each Purchaser contained in this Agreement, and all statements contained in this Agreement or any exhibit, attachment or Schedule hereto or any certificate, financial statement or report or other document delivered pursuant to this Agreement or in connection with the transactions contemplated hereby, shall be deemed incorporated in this Agreement and shall constitute representations, warranties, covenants and agreements of the respective Party delivering the same. All such representations, warranties, covenants and agreements shall survive the Closing and (i) with respect to the representations and warranties in Section 2.12. and 2.14, terminate when the applicable statute of limitations with respect to the Tax liabilities in question have expired; (ii) with respect to the representations and warranties in Sections 2.3, 2.4, 2.13, 2.21, 2.22, 2.23 and 2.24 shall not terminate at any time; and (iii) with respect to all other representations, warranties, covenants and agreements, terminate at the close of business on the fourth (4th) anniversary of the Closing Date. The Company acknowledges that its representations and warranties in this Agreement shall not be affected or mitigated by any investigation conducted by Investor, each Purchaser or their representatives prior to the Closing or any knowledge of Investor or any Purchaser.

          6.12  Certain  Definitions.   For  purposes  of  this  Agreement,  the
following terms shall have the meanings ascribed to them below:

               (a) "affiliate" of a person shall mean (i) a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned person and (ii) an "associate", as that term is defined in Rule 12b-2 promulgated under the Exchange Act as in effect on the date of execution of this Agreement.

               (b) "beneficial owner" (including the term "beneficially own" or correlative terms) with respect to any securities means a person that shall be deemed to be the beneficial owner of such securities (i) that such person or any of its affiliates beneficially owns, directly or indirectly, (ii) that such person or any of its affiliates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding or (iii) that are beneficially owned, directly or indirectly, by any other person with which such person or any of its affiliates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any of such securities.

               (c) "control" (including the terms "controlling", "controlled by" and "under common control with" or correlative terms) shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contract, or otherwise.

               (d) "Documents" means this Agreement, the Stockholders and Registration Rights Agreement, the Certificate of Designation, the Convertible Loan and Security Agreement dated as of the date hereof between the Company and Investor, and the Convertible Note.

               (e) "fully diluted" in reference to the shares of Common Stock means all outstanding securities entitled generally to vote in the election of directors of the Company on a fully diluted basis, after giving effect to the exercise or conversion of all options, rights and securities exercisable or convertible into such voting securities.

               (f) "Material Adverse Effect" shall mean (i) any adverse change in the condition (financial or otherwise), assets (including without limitation, patents and licenses to patents), liabilities, business, or results of operations or prospects of the Company and its subsidiary, which change, individually or in the aggregate, is material to the Company or its subsidiary, or (ii) any event, matter, condition or effect which impairs the ability of the Company or its subsidiary to perform on a timely basis its obligations under this Agreement or the consummation of the transactions contemplated by this Agreement. Materiality under clauses (i) or (ii) hereof shall be as determined in good faith by Investor.

               (g) "person" shall mean a natural person, company, corporation, partnership, association, trust or any unincorporated organization.

               (h) "Stockholders and Registration Rights Agreement" means the Stockholders and Registration Rights Agreement dated as of the date hereof, among the Company, Investor and Purchasers.

               (i) "subsidiary" shall mean, when used with reference to a person means a corporation the majority of the outstanding voting securities of which are owned directly or indirectly by such person.

          IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, on the day and year first above written.

                             COLLAGENEX PHARMACEUTICALS, INC,



                             By: /s/ Brian M. Gallagher
                                ------------------------------------------
                             Name:  Brian M. Gallagher
                             Title: President and Chief Executive Officer


                             By: /s/ Nancy C. Broadbent
                                ------------------------------------------
                             Name:  Nancy C. Broadbent
                             Title: Vice President and Chief Financial Officer


                             OAKTREE PRINCIPAL OPPORTUNITIES FUND, L.P.

                             By:   Oaktree Capital Management, LLC, its
                                   general partner


                             By: /s/ Stephen Kaplan
                                ------------------------------------------
                             Name:  Stephen Kaplan
                             Title: Principal


                             By: /s/ Michael Harmon
                                ------------------------------------------
                             Name:  Michael Harmon
                             Title: Vice President





                 [SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

                             PURCHASERS:

                             /s/ Richard A. Horstmann
                             --------------------------------------------
                             Richard A. Horstmann


                             MARQUETTE VENTURE PARTNERS II, L.P.

                             By: /s/ James E. Daverman
                                ----------------------------------------
                             Name:  James E. Daverman
                             Title:


                             MVP II AFFILIATES FUND, L.P.


                             By: /s/ James E. Daverman
                                -----------------------------------------
                             Name:  James E. Daverman
                             Title:

                             /s/ Robert J. Easton
                             --------------------------------------------
                             Robert J. Easton


                             PEBBLEBROOK PARTNERS LTD


                             By: /s/ Stuart Schube
                                -----------------------------------------
                             Name:  Stuart Schube
                             Title: